Exhibit 99.1

Contact: Bill Galligan, (816) 983-1551, bgalligan@kcsouthern.com

KCS Announces Pricing of Senior Notes Offering

Kansas City, Mo., May 6, 2011. Kansas City Southern (“KCS”) (NYSE:KSU) announced today that its wholly-owned subsidiary, Kansas City Southern de México, S.A. de C.V. (“KCSM”), has priced $200 million in aggregate principal amount of 6-1/8% Senior Notes due 2021 (the “Senior Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on May 20, 2011. KCSM intends to use the net proceeds from the offering, together with cash on hand, to pay the consideration in a tender offer and consent solicitation undertaken by KCSM in respect of its existing 7-5/8% Senior Notes due 2013, to pay the consideration in a tender offer and consent solicitation undertaken by KCSM in respect of its existing 7-3/8% Senior Notes due 2014 and to pay the fees and expenses associated therewith. The remaining net proceeds from this offering, if any, will be used for general corporate purposes, and may be used, among other things, to fund the repurchase, redemption or other acquisition of any existing notes not tendered in such tender offers. Currently, there is approximately $32 million outstanding aggregate principal amount of 7-5/8% Senior Notes due 2013 and approximately $165 million outstanding aggregate principal amount of 7-3/8% Senior Notes due 2014.

The Senior Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an applicable exemption from such registration.

The Senior Notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores), or CNBV, and may not be offered or sold publicly, or otherwise be the subject of broker activities in Mexico, except pursuant to a private placement exemption set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

This announcement does not constitute an offer to sell, or the solicitation of offers to buy, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains forward-looking statements that are not based upon historical information. Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligation; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to the Company’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; war or risk of war; and other factors affecting the operation of the business of KCS and KCSM. More detailed information about these factors may be found in filings by Kansas City Southern and Kansas City Southern de México, S.A. de C.V. with the Securities and Exchange Commission, including their most recent Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS and KCSM are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

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